Exhibit 23.2

Consent of Marcum & Kliegman LLP

[Letterhead of Marcum & Kliegman LLP]

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the incorporation by reference in this Registration Statement of Andrea Electronics Corporation on Form S-8 of our report dated March 8, 2006, with respect to our audits of the consolidated financial statements of Andrea Electronics Corporation as of December 31, 2005 and for the years ended December 31, 2005 and 2004 appearing in the Annual Report on Form 10-KSB of Andrea Electronics Corporation for the year ended December 31, 2005.

/s/ Marcum & Kliegman LLP

Marcum & Kliegman LLP

Melville, New York

April 6, 2006